EXHIBIT 99.1

For Immediate Release

Caliper Life Sciences Reports First Quarter 2011 Results

- Genomics, NextGen Sequencing, Biologics, Imaging and Molecular Diagnostics Drive 25% Revenue Growth, Gross Margin Improvement and Positive Operating Cash Flows -

HOPKINTON, Mass., May 2, 2011 — Caliper Life Sciences, Inc. (NASDAQ: CALP), today reported its financial results for the first quarter of 2011.  First quarter revenue increased to $35.8 million, or 25%, from $28.7 million in the same period of 2010.  This increase was principally driven by year-over-year 26% organic growth of comparable product, service and license revenues.  Cambridge Research & Instrumentation, Inc. (“CRi”), which Caliper acquired in December 2010, contributed $2.6 million to first quarter 2011 revenues.  This contribution was offset by a similar amount of revenue in the first quarter of 2010 from product lines that Caliper divested in May 2010.

Caliper reported a 2011 first quarter GAAP net loss of $2.6 million, or $0.05 per basic and diluted share, compared to a net loss of $2.2 million, or $0.04 per basic and diluted share, in the same period of 2010.  Non-GAAP net income, which is adjusted for intangibles amortization, acquisition-related costs and restructuring charges, was $0.3 million in the first quarter of 2011, or $0.01 per diluted share, compared to a non-GAAP net loss of $0.9 million, or $0.02 per diluted share, in the same period of 2010.

Caliper reported cash flows from operations of $0.1 million during the first quarter of 2011 compared to $(0.8) million during the same period of 2010, and also reported cash and marketable securities of approximately $35.2 million and no outstanding short-term borrowings under its credit facility as of March 31, 2011.

Caliper also stated that it increased its full year 2011 revenue estimates.

Please refer to the tables included under “Reconciliation of GAAP to Non-GAAP Financial Measures” for itemized reconciliations between GAAP and non-GAAP financial measures appearing in this release.

“We are pleased with our first quarter results, progress with the integration of CRi, and overall positive momentum going into the second quarter.  We had strong revenue growth in each of our strategic business units as we continue to transform Caliper into a premier provider of tools, technologies and services enabling personalized medicine.  In addition, we were pleased to deliver higher gross margins and positive operating cash flow for our third consecutive quarter,” commented Kevin Hrusovsky, President and CEO of Caliper Life Sciences.  “We remain encouraged regarding the strength of our end markets, namely next generation sequencing, molecular diagnostics, biologics, tissue analysis and imaging, and the momentum of our new products and services associated with personalizing medicine / healthcare,” added Hrusovsky.

Analysis of First Quarter 2011 Results

•                  Caliper’s revenues increased 25% in the first quarter of 2011 compared to the same period of 2010.  Non-GAAP revenues grew 37% in the first quarter of 2011 compared to the same period of 2010, comprised of 26% organic growth, 10% acquisition-driven growth and 1% favorable currency benefit.

•                  Revenues from Caliper’s Imaging business unit grew 44%, comprised of 25% growth from existing pre-clinical in vivo molecular imaging product lines due to continuing strong market demand and 19% acquisition-driven growth added by CRi’s tissue analysis products.

•                  Revenues from Caliper’s Research business unit grew 22% on a non-GAAP basis excluding the impact from certain Automation product lines divested in May 2010.  Revenue related to Caliper’s LabChip products grew 30% driven by strong demand for research applications, next-generation sequencing and adoption for molecular diagnostic applications.  Revenue related to Caliper’s ongoing Automation products grew 11% on a non-GAAP basis, driven by growing application needs for genomic sample preparation and next-generation sequencing.

•                  Revenues from Caliper’s CDAS business unit grew 93% primarily attributable to revenues from CDAS’ contract with the Environmental Protection Agency under its ToxCast™ screening program.

•                  First quarter 2011 total gross margin was approximately 52%, consistent with the same period in 2010.  Combined product and service gross margin increased by 143 basis points to approximately 48% from 47% in the same period in 2010.  Purchase accounting adjustments to value acquired CRi inventory at fair value negatively impacted combined product and service gross margin by 145 basis points.  Net of purchase accounting effects, the improvement in product and service gross margin resulted from higher CDAS revenue, favorable changes in product mix and lower raw material product costs.

•                  First quarter operating expenses (research and development, and selling, general and administrative costs) increased 26% to $19.1 million, from $15.2 million in the same period in 2010.  Approximately one-half of the increase was attributable to incremental operating expenses incurred as a result of CRi’s operations and the remainder of expense increase resulted primarily from increased investment in sales and marketing efforts and increased legal expenses due to ongoing litigation.

•                  In the first quarter, Caliper recorded a restructuring charge of approximately $0.9 million which was primarily comprised of a $0.5 million charge for additional severance costs in connection with the acquisition of CRi. Caliper also recorded $0.4 million in idle facility charges in connection with updating sublease assumptions.  Caliper is also anticipating a further facility restructuring charge of approximately $1.0 million in the third quarter of 2011 upon the full closure of CRi’s manufacturing facility in Woburn, Mass.

Recent Business Highlights

•            Caliper sponsored a symposium on personalized medicine at the American Association for Cancer Research (AACR).  At this session, presenters from Novartis and Stanford described the impact of Caliper’s tissue and in vivo molecular imaging systems on translational medicine and personalized cancer treatment, and presenters from Caliper described how Caliper’s disruptive technologies enable personalized medicine and oncology research.  Approximately 250 oncology researchers attended this well-received session.

•            Caliper completed Phase IIb primary screening under CDAS’ EPA ToxCast contract and was awarded $3.1 million of new EPA task orders to fund the next stages of ToxCast work.  The Phase I ToxCast results and initial conclusions regarding toxicology correlations were published in the scientific journal Toxicology in March 2011.  ToxCast data and resulting predictive models are being used by Caliper to identify possible safety liabilities of environmental chemicals, cosmetic ingredients, and/or pharmaceuticals, and to identify biomarkers for potential rescue of drug candidates through personalized medicine approaches.

•      Caliper formed a research collaboration with Denver-based Catholic Health Initiatives to provide Caliper with access to human tumor samples to develop improved methods for evaluating and predicting the efficacy of new cancer drugs and for providing enhanced solutions for personalized medicine and patient stratification in oncology.

•      Kevin Hrusovsky, Caliper President and CEO, was an invited speaker and panel participant at the Massachusetts Biotechnology Council’s annual conference on the topic of “Translational Medicine — Genomics, Clinical Implementation, Pharmaco-Kinetics, and Prospective Healthcare” on March 21st.  His talk highlighted the role of technology companies working with research hospitals, pharma and academia in being able to accelerate personalized medicine.  The panel included thought leaders from Pfizer, Mass General Hospital, The Spinal Muscular Atrophy Foundation and Constellation Pharmaceutics and was attended by over 200 scientists and healthcare professionals.

2011 Guidance

Caliper is currently projecting 2011 full year GAAP revenue in the range of $138 to $146 million including approximately one percentage point of anticipated currency benefit.  In addition, the Company estimates second quarter revenues between $33 and $36 million.  Caliper will provide further details on its business outlook during the conference call today.

Use of Non-GAAP Financial Measures

Caliper supplements its GAAP financial reporting with certain non-GAAP financial measures. Reconciliations of Caliper’s GAAP to non-GAAP revenue and earnings per share are provided at the end of this release under “Reconciliation of GAAP to Non-GAAP Financial Measures.”

Certain revenue growth percentages in this press release are derived from non-GAAP revenues which exclude the impact of revenue from product and services lines which were divested in the second quarter of 2010.  Caliper believes that providing this additional information enhances investors’ understanding of the financial performance of the Company’s operations and increases the comparability of its current financial statements to prior periods.

Caliper will discuss its first quarter results in a conference call to be held today at 9:00 am ET. Participants should call 888.713.4211 five to ten minutes prior to the call and use the participant passcode of 59504926. International callers can access the call by dialing 617.213.4864 and entering the same passcode.  You may also pre-register for the call at https://www.theconferencingservice.com/prereg/key.process?key=PX6R7WABP.

A live webcast of the call can be accessed at www.earnings.com or on the Caliper website at www.caliperLS.com in the Events section of the Investor Relations page. A webcast replay of the call will remain available until Caliper’s earnings call for the second quarter of 2011.

Telephone replays of the conference call will be available approximately two hours after the completion of the call. To access a telephone playback of the proceedings from May 2 through May 9, dial 888.286.8010 and passcode 81432187. International callers can access the playback by dialing 617.801.6888 and using the same participant passcode.

About Caliper Life Sciences

Caliper Life Sciences is a premier provider of cutting-edge technologies enabling researchers in the life sciences industry to create life-saving and enhancing medicines and diagnostic tests more quickly and efficiently. Caliper is aggressively innovating new technology to bridge the gap between in vitro assays and in vivo results, enabling the translation of those results into cures for human disease. Caliper’s portfolio of offerings includes state-of-the-art microfluidics, lab automation & liquid handling, optical imaging technologies, and discovery & development outsourcing solutions. For more information please visit www.caliperLS.com.

The statements in this press release regarding future events, including Caliper’s 2011 full year and second quarter GAAP revenue projections, are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated by the forward-looking statements as a result of a number of factors, including that Caliper’s expectations regarding demand for its products and services may not materialize if capital spending by Caliper’s customers declines, if customers do not purchase the recently acquired CRi products as rapidly as Caliper believes that they will, or if competitors introduce new competitive products, or if Caliper is unable to convince potential customers regarding the superior performance of its microfluidic and imaging systems and products.  In addition, Caliper may encounter unanticipated difficulties in the integration of CRi’s operations with Caliper’s other operations.  Further information on risks faced by Caliper are detailed under the caption “Risks Related To Our Business” in Caliper’s Annual Report on Form 10-K for the year ended December 31, 2010. Our filings are available on a web site maintained by the Securities and Exchange Commission at http://www.sec.gov. Caliper does not undertake any obligation to update forward-looking or other statements in this release or the conference call.

NOTE:  Caliper and LabChip are registered trademarks of Caliper Life Sciences, Inc.  CRi is a registered trademark of Cambridge Research & Instrumentation, Inc., a wholly owned subsidiary of Caliper Life Sciences, Inc.  ToxCast is a trademark of the Environmental Protection Agency.

Contacts:

Peter F. McAree

SVP and Chief Financial Officer

508.497.2215

Media Contact:

Benjamin Navon/Kristin Villiotte

Schwartz Communications

781.684.0770

CALIPER LIFE SCIENCES, INC.

SELECTED FINANCIAL INFORMATION

(unaudited)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended
	March 31,
	2011	2010
Revenue:
Product revenue	$24,943	$20,367
Service revenue	7,232	5,081
License fees and contract revenue	3,645	3,204

Total revenue	35,820	28,652

Costs and expenses:
Cost of product revenue	12,895	10,296
Cost of service revenue	3,696	3,190
Cost of license revenue	645	405
Research and development	5,392	4,347
Selling, general and administrative	13,720	10,858
Amortization of intangible assets	1,442	1,254
Restructuring charges, net	864	31

Total costs and expenses	38,654	30,381

Operating loss	(2,834)	(1,729)
Interest expense, net	(35)	(130)
Other income (expense), net	312	(351)
Provision for income taxes	(38)	(8)

Net loss	$(2,595)	$(2,218)

Net loss per share, basic and diluted	$(0.05)	$(0.04)
Shares used in computing net loss per common share, basic and diluted	52,052	49,479

Reconciliation of GAAP to Non-GAAP Financial Measures (unaudited)

Non-GAAP Earnings and Earnings per Share (see explanation of adjustments below)

	Three Months Ended
	March 31,
	2011	2010

GAAP loss	$(2,595)	$(2,218)
GAAP EPS - Basic	(0.05)	(0.04)
Adjustments:
Acquisition related intangible amortization (1)	1,442	1,254
Restructuring and severance costs (2)	864	31
Purchase accounting and acquisition related costs (3)	619	—
Total Adjustments	$2,925	$1,285

Per share effect of adjustments, basic	0.06	0.03

Non-GAAP adjusted earnings (loss)	330	(933)

Non-GAAP adjusted earnings (loss) per share, basic and diluted	0.01	(0.02)

Shares used in computing non-GAAP adjusted earnings (loss) per share, basic	52,052	49,479
Shares used in computing non-GAAP adjusted earnings (loss) per share, diluted	55,729	49,479

We use the term “adjusted earnings per share” or “adjusted EPS” to refer to GAAP earnings per share excluding amortization of intangible assets, impairment charges, restructuring and severance costs, purchase accounting adjustments and acquisition related costs.  Adjusted earnings per share is calculated by subtracting the total per share effect of these adjustments from GAAP EPS.

The adjustments are as follows:

(1)               We exclude amortization of intangible assets from this measure because we believe intangible asset amortization charges do not represent what our management believe are the costs of developing, producing, supporting and selling our products and the costs to support our internal operating structure.

(2)           We exclude restructuring and severance costs from this measure because they tend to occur as a result of specific events such as acquisitions, divestitures, repositioning our business or other unusual events that could make comparisons of long-range trends difficult for management or investors and could distort performance measures involving our internal investments and the costs to support our operating structure.

(3)               We exclude purchase accounting adjustments and acquisition related costs from this measure because they occur as a result of specific event that could make comparisons of long-range trends difficult for management or investors and could distort performance measures involving our internal investments and the costs to support our operating structure.   The costs within the first quarter of 2011 relate to CRi and consist of a $0.5 million purchase accounting adjustment to value acquired inventory at fair value as well as a charge to terminate a CRi distributor relationship.

Reconciliation of GAAP to Non-GAAP Financial Measures (unaudited, continued)

Non-GAAP Revenues for the Three Months Ended March 31, 2011

	Three Months Ended March 31,
	GAAP		Non-GAAP Adjustments (1)		Non-GAAP
			(in thousands)
	2011	2010	2011	2010	2011	2010	GAAP % Chg(2)	Non-GAAP % Chg(2)
Imaging	$19,401	$13,466	$—	$—	$19,401	$13,466	44%	44%

LabChip	8,829	6,769	—	—	8,829	6,769	30%	30%
Automation	5,330	7,249	—	(2,458)	5,330	4,791	(26)%	11%
Research	14,159	14,018	—	(2,458)	14,159	11,560	1%	22%

Services (CDAS)	2,260	1,168	—	—	2,260	1,168	93%	93%
Total revenue	$35,820	$28,652	$—	$(2,458)	$35,820	$26,194	25%	37%

(1)

For purposes of comparing growth rates for each of the three principal product and service groups within our business, the above non-GAAP table reconciliations exclude revenues related to the TurboVap and RapidTrace product lines divested in May 2010.

(2)	Foreign currency changes increased reported revenue growth by approximately 1% in the first quarter of 2011.

CALIPER LIFE SCIENCES, INC.

SELECTED FINANCIAL INFORMATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	March 31,	December 31,
	2011	2010
	(unaudited)	*
Assets
Current assets:
Cash, cash equivalents and marketable securities	$35,163	$34,846
Accounts receivable, net	23,341	26,544
Inventories	14,789	14,004
Other current assets	3,659	2,916

Total current assets	76,952	78,310
Property and equipment, net	9,394	9,765
Intangible assets, net	26,355	27,797
Goodwill	27,958	27,958
Other assets	664	592

Total assets	$141,323	$144,422

Liabilities and stockholders’ equity
Current liabilities	$40,663	$42,404
Other long-term obligations	11,544	11,330
Stockholders’ equity	89,116	90,688

Total liabilities and stockholders’ equity	$141,323	$144,422

*Note: Derived from audited financial statements for the year ended December 31, 2010.

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